Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the inclusion in this Amendment No. 3 to the Registration Statement of VivoPower International PLC on Form F-4 of our report dated August 10, 2016 (except for Note 10 as to which the date is November 15, 2016), with respect to our audit of the consolidated financial statements of VivoPower International PLC and Subsidiaries as of March 31, 2016 and for the period from February 1, 2016 (Inception) through March 31, 2016, and our report dated June 9, 2016 with respect to our audits of the financial statements of Arowana Inc. as of February 29, 2016 and February 28, 2015, and for the year ended February 29, 2016 and for the period from October 1, 2014 (Inception) through February 28, 2015, which includes an explanatory paragraph as to Arowana Inc.’s ability to continue as a going concern, which reports appear in the Proxy Statement/Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading “Experts” in such Proxy Statement/Prospectus.

/s/ Marcum llp

Marcum llp

New York, NY

November 15, 2016